Exhibit 10.20

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of October 25, 2005 (this “Agreement”), among Multi-Fineline Electronix, Inc., a Delaware corporation (the “Company”), Wearnes Technology Pte. Ltd., a corporation organized under the laws of Singapore (“WT”), and United Wearnes Technology Pte. Ltd., a corporation organized under the laws of Singapore (“UWT”) (each, a “Stockholder” and collectively, the “Stockholders”), and WBL Corporation Limited, a corporation organized under the laws of Singapore (“WBL,” which, together with the Stockholders, are referred to herein as the “WBL Entities,” and together with the Company, the “Parties”). Capitalized but undefined terms shall have the meaning ascribed to such terms in Article I below.

RECITALS

WHEREAS, the Stockholders own certain shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, WBL has agreed to use reasonable efforts to provide the Company with access to certain manufacturing facilities and packaging capacity while the Company’s manufacturing facilities are being expanded;

WHEREAS, the Parties have entered into the Stockholders Agreement dated as of June 4, 2004 (the “Initial Stockholders Agreement”) to provide for certain rights in favor of, and restrictions with respect to, the WBL Entities with respect to the Company; and

WHEREAS, the Parties wish to amend and restate the Initial Stockholders Agreement in its entirety with immediate effect and supersede it with the terms and provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereto agree as follows:

ARTICLE I

Definitions

Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Agreement:

“Applicable Law” shall mean the Delaware General Corporation Law or such other body of corporate law that is then applicable to the Company.

“Board” means the Board of Directors of the Company.

A Person shall be deemed to “Effectively Own,” without duplication, (1) all Voting Stock as to which such Person directly holds and (2) a pro rata portion of all Voting Stock as to which such Person indirectly through its direct or indirect subsidiary owns based on such Person’s percentage of ownership of Voting Stock in such subsidiary. The term “Effective Ownership” has correlative meaning to the foregoing.

“Person” means any individual, corporation, partnership, unincorporated association or other entity.

“Voting Stock” means, with respect to a Person that is a corporation, stock of any class or securities entitled to vote generally in the election of directors and, with respect to any Person that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such Person. Without limitation, Voting Stock shall include any shares or other security convertible or exchangeable for Voting Stock.

“WBL Director” shall mean an individual that has been formally designated by any of the WBL Entities to be elected to serve as a director on the Board and who is subsequently elected to the Board, either at a stockholders meeting of the Company or by resolution of the Board in the absence of a stockholders meeting in accordance with the provisions of the Company’s bylaws and Applicable Law.

ARTICLE II

Certain Arrangements

During the term of this Agreement, the Parties agree that:

(a) none of the following actions (each a “Discretionary Action”) shall be taken or agreed to be taken by the Company unless first approved either (1) in writing through a unanimous written consent of the Board or (2) by a vote of the Board at a meeting of the Board duly called in accordance with the provisions of the Company’s bylaws and the provisions of the Applicable Law, which vote includes the consent of at least one (1) WBL Director:

(i)	the appointment of the chief executive officer of the Company; or

(ii)

any proposed issuance of shares of Voting Stock of the Company that would have the effect, directly or indirectly, of reducing the Stockholders’ Effective Ownership from more than a majority of the Voting Stock of the Company outstanding prior to such transaction to less than a majority of the Voting Stock of the Company outstanding after giving effect to such transaction, in each case determined on a fully diluted basis. For purposes of the foregoing provision, the Parties agree that (i) the term “fully diluted basis” shall be deemed to include the sum of (x) all issued and outstanding shares of Voting Stock of the Company and (y) all shares of Voting Stock of the Company that are not outstanding but that are issuable upon exercise or conversion of outstanding stock options (or other derivative securities of the Company), regardless of the exercise or conversion price of such stock option or other derivative security and (ii) in no event shall the Company be prohibited from issuing shares of Voting Stock upon exercise of stock options or other derivative securities that are issued and outstanding as of the date of this Agreement.

provided, however, that in no event shall the Company be prohibited from taking any Discretionary Action without the approval of a WBL Director if at the time of the approval of such Discretionary Action there is not a WBL Director then serving on the Board.

(b) WBL shall, for two (2) years from the date of this Agreement and thereafter subject to Parties’ mutual agreement, use its reasonable efforts to provide excess manufacturing and packaging capacity to the Company, as, if and when requested by the Company, to assist the Company in meeting any increase in its manufacturing demands during the time in which the Company’s new manufacturing facilities are under construction. Any such services shall be on terms that are at least as favorable to MFI as WBL provides to any other Person for similar services.

ARTICLE III

General Provisions

3.1 Term. This Agreement shall terminate immediately, and without any further action by any of the parties, at such time as the WBL Entities in the aggregate Effectively Own less than one-third (1/3) of the Voting Stock of the Company then outstanding.

3.2 Authority. Each of the parties hereto hereby represents and warrants as follows:

(a) this Agreement has been duly and validly executed and delivered by it and constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the execution, delivery and performance of this Agreement will not and the consummation of the transactions contemplated hereby will not violate its organizational documents; or result in a breach or conflict with or a default under any agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries are bound; violate any law, rule, regulation, decree, court order or judgment of any governmental or regulatory authority binding on it or any of its subsidiaries; and

(c) No consent, approval or action of, filing with or notice to any governmental or regulatory authority on its part is required in connection with the execution and delivery of this Agreement.

3.3 Legends. The Company shall not place any legend on the shares of Voting Stock held by the WBL Entities with respect to the provisions of this Agreement.

3.4 Amendment and Waiver. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in anyone or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

3.5 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered (i) personally, (ii) by courier, (iii) by facsimile transmission (with receipt confirmed) or (iv) mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to any of the WBL Entities, to:

WBL Corporation Limited

65 Chulia Street #31-00

OCBC Centre

Singapore 049513

Facsimile: (65) 6534-1443

Attn: Choon Seng Tan

To the Company:

Multi-Fineline Electronix, Inc.

3140 E. Coronado Street, Suite A

Anaheim, California 92806

Facsimile: (714) 238-1487

Attn: General Counsel

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP

11682 El Camino Real

San Diego, California 92130

Facsimile: (858) 509-4010

Attn: Christopher M. Forrester

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 3.5, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 3.5, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 3.5, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

3.6 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

3.7 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

3. 8 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any parties hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

3.9 Specific Performance; Legal Fees. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Agreement and that any party may, in such party’s sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

3.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

3.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the intended rights of any party hereto under this Agreement will not be forfeited in any material respect as a result thereof, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

3.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

3.13 Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non convenience or any other objection to venue therein to the extent permitted by law), and agrees to delivery of service of process by any of the methods by which notices may be given pursuant to Section 3.5, with such service being deemed given as provided in such Section 3.5; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 3.13 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

3.14 Initial Stockholders Agreement. Upon execution and delivery of this Agreement by all of the Parties, this Agreement shall amend and restate in its entirety the Initial Stockholders Agreement and the Initial Stockholders Agreement shall thereafter be of no further force or effect.

3.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed on its behalf, as of the date first above written.

MULTI-FINELINE ELECTRONIX, INC.

By:	/s/ Philip A. Harding
Name:	Philip A. Harding
Title:	Chief Executive Officer

WBL CORPORATION LIMITED

By:	/s/ Tan Choon Seng
Name:	Tan Choon Seng
Title:	Chief Executive Officer

WEARNES TECHNOLOGY PTE. LTD.

By:	/s/ Lim Huat Seng
Name:	Lim Huat Seng
Title:	Director

UNITED WEARNES TECHNOLOGY PTE. LTD.

By:	/s/ Wong Hein Jee
Name:	Wong Hein Jee
Title:	Director